     DEAN WITTER LIQUID ASSET FUND INC

     Exhibit 16: Schedule for computation of each performance quotation provided in the Statement of Additional Information.


(16) The Fund's current yield for the seven days ending
     August 31, 1996

      (A-B)   x   365/N

      (1.0009664 -1)  x  365/7      =   5.04%

     The Fund's effective annualized yield for the seven days ending August 31, 1995

           365/N
     A                    - 1

               365/7
     1.0009664              - 1        =     5.17%

     A =  Value of  a share of the Fund at end of period.
     B =  Value of  a share of the Fund at beginning of period.
     N =  Number of days in the  period.


CALCULATION

(1.0009664 -1)  x  365/7
                 = 5.04%

((1.0009664)  ^ 52.14285714-1)
                 = 5.17%

     SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
          DEAN WITTER LIQUID ASSET FUND INC.


(A)  GROWTH OF $10,000
(B)  GROWTH OF $50,000
(C)  GROWTH OF $100,000


FORMULA:  G= (TR+1)*P
     G= GROWTH OF INITIAL INVESTMENT
     P= INITIAL INVESTMENT
     TR= TOTAL RETURN SINCE INCEPTION


INVESTED - P        TOTAL
$10,000, $50,000 &  RETURN - TR    (A)   GROWTH OF            (B)   GROWTH OF             (C)   GROWTH OF
$100,000            31-Aug-96    $10,000 INVESTMENT- G        $50,000 INVESTMENT- G         $100,000 INVESTMENT- G
-----------       ----------  -------------- -----------    -----------    -----------    ----------- ------------
22-Sep-75            376.66               $47,666                       $238,330                  $476,660